Exhibit 99.1

NEWS

CONTACT: Brian J. Richardson
UNIVEST FINANCIAL CORPORATION
Chief Financial Officer
215-721-2446, RichardsonB@univest.net

FOR IMMEDIATE RELEASE

UNIVEST FINANCIAL CORPORATION DECLARES THIRD QUARTER DIVIDEND

SOUDERTON, Pa., August 24, 2020 - Univest Financial Corporation ("Univest") (NASDAQ: UVSP), parent company of Univest Bank and Trust Co. and its insurance, investments and equipment financing subsidiaries, today declared a $0.20 per share quarterly cash dividend for the third quarter of 2020. The dividend will be paid on October 1, 2020 to shareholders of record as of September 8, 2020.

About Univest Financial Corporation
Univest Financial Corporation (UVSP), including its wholly-owned subsidiary Univest Bank and Trust Co., Member FDIC, has approximately $6.1 billion in assets and $3.6 billion in assets under management and supervision through its Wealth Management lines of business at June 30, 2020. Headquartered in Souderton, Pa. and founded in 1876, the Corporation and its subsidiaries provide a full range of financial solutions for individuals, businesses, municipalities and nonprofit organizations primarily in the Mid-Atlantic Region. Univest delivers these services through a network of more than 50 offices in southeastern Pennsylvania extending to the Lehigh Valley and Lancaster, as well as in New Jersey and Maryland and online at www.univest.net.